UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2017

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 29, 2017, Adamis Pharmaceuticals Corporation (the “Company”) entered into a First Amendment to Lease (the “Amendment”), with Pacific North Court Holdings, L.P., a California limited partnership, or Lessor. The Amendment amends the Office Lease Agreement dated as of April 1, 2014, by and between the Company and Lessor (the “Lease”).  Pursuant to the Lease, the Company rents approximately 7,525 square feet of office space at 11682 El Camino Real, Suite 300, San Diego, California 92130, which serves as the Company’s corporate headquarters.

Pursuant to the Amendment, the Company and Lessor have agreed to extend the Term of the Lease through November 30, 2023. The Amendment provides that the Company shall pay its current base rent through November 30, 2018. Commencing on December 1, 2018 base rent will initially be $28,219 per month for the first 12 months and will increase annually to $31,760 for the 12 months ending November 30, 2023. The Amendment also provides for one option to expand whereby the Company has a right of first refusal for an additional 3,457 square feet of certain office space within the property.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as an Exhibit and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: January 5, 2018	By:	/s/ Robert O. Hopkins
	Name: Title:	Robert O. Hopkins Chief Financial Officer